UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 26, 2000

                               Heritage Commerce Corp
              (Exact name of registrant as specified in its charter)

            CA                        00-23877               77-0469558
(State of other jurisdiction     (Commission File           (IRS Employer
 of incorporation)                     Number)           Identification No.)

150 Almaden Blvd., San Jose, CA                                95113
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code        (408) 947-6900

                                       None
        (Former name or former address, if changed since last report.)

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Item 5. Other Events.

                        Heritage Commerce Corp reports Fifth
                      Consecutive Year of Record Earnings and a
                        10% Stock Dividend to its Shareholders

  	The Directors of Heritage Commerce Corp (the "Company") (Nasdaq: HTBK), at its Board Meeting of January 20, 2000, declared a 10% stock dividend payable to Heritage Commerce Corp shareholders of record as of February 7, 2000. The payable date of the dividend has been set for February 21, 2000.

  	Having just completed its fifth full calendar year of operations, the Company today reported consolidated net income of $3,026,000 for the year ended December 31, 1999, up 41% from the $2,150,000 reported for the prior year. Net income per diluted share was $.45 for the year ended December 31, 1999, up 22% from the $.37 reported for the prior year. For fiscal year 1999, return on average assets and return on average equity were 0.75% and 8.26% compared with returns of 0.65% and 8.22% for fiscal year 1998.

	  "We are pleased to punctuate a very successful 1999 with the payment of a 10% stock dividend to our shareholders," stated John Rossell, President
& Chief Executive Officer. "Their support and confidence have been essential to our success."

  	For the fourth quarter of 1999, net income was $971,000, up 64% from the $592,000 reported for the same period the prior year. Net income per diluted share was $.14 for the quarter ended December 31, 1999, up 40% from the $.10 reported for same quarter of the prior year. The Company, as a policyholder in The Canada Life Assurance Company, received a one-time pre-tax gain of $530,000 in the fourth quarter as a result of the demutualization of that company.

  	Total assets as of December 31, 1999 were $476,664,000, up $71,733,000, or 18%, from December 31, 1998. Total deposits as of December 31, 1999 were $418,540,000, an increase of $49,582,000, or 13%, from December 31, 1998.

  	Total portfolio loans as of December 31, 1999 were $271,855,000, up $35,548,000, or 15%, from December 31, 1998. The Company's allowance for loan losses was $5,003,000 as of December 31, 1999, up $1,178,000 from $3,825,000 as of December 31, 1998. The ratio of the allowance to portfolio loans was 1.84% and 1.62% at year-end 1999 and 1998. Although the Company's Non-Performing Assets (NPA's) increased $108,000 from $1,288,000 as of December 31, 1998 to $1,396,000 as of December 31, 1999, NPA's as a percentage of total portfolio loans decreased from 0.55% to 0.51% over the same period.

  	The Company's shareholders' equity at December 31, 1999 was $44,531,000, compared with $30,697,000 as of December 31, 1998, a 45% increase which reflects current year earnings and the mid-1999 $11.2 million common stock offering. Book value per share, as adjusted for a 3 for 2 stock split, was $6.97 as of December 31, 1999, compared to $5.53 as of December 31, 1998.
The Company's leverage capital ratio increased to 9.38% at December 31, 1999, from 7.48% at December 31, 1998.

  	Heritage Commerce Corp, a bank holding company established February 17, 1998, is the parent company of three commercial banks: Heritage Bank of Commerce, headquartered in San Jose; Heritage Bank East Bay, headquartered in Fremont, with an office in San Ramon; and Heritage Bank South Valley, headquartered in the City of Morgan Hill. Plans are currently underway for the relocation of Heritage Bank East Bay's San Ramon Office to the town of Danville during the first quarter of 2000.

	  The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK."

  	Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Reports on Form 10-Q filed by the Company during fiscal year 1999.

	  For further information about the Company's financial performance, contact John Rossell, Chief Executive Officer, at (408) 947-6900, or visit the Company's web site at www.heritage-bank.com.



                    Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statement to reflect subsequent events or circumstances.


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
                           Condensed Financial Statements
                                     (unaudited)
                            At and For the Three Months Ended             At and For the Twelve  Months Ended
(Dollars in thousands,           Dec. 31         Dec. 31        Percent        Dec. 31        Dec. 31         Percent
 except per Share amounts)         1999           1998          Change          1999           1998           Change
Statement of Income Data
  Net Interest Income              5,639          5,463           3%           20,777          18,742           11%
  Provision for Loan Losses          428            516         -17%            1,911           1,576           21%
  Noninterest Income               1,270            944          35%            4,983           1,914          160%
  Noninterest Expense              5,021          4,978           1%           19,274          15,606           24%
  Net Income                         971            592          64%            3,026           2,150           41%

Per Share Data
  Earnings Per Share
    Basic                           0.15           0.11          36%             0.51            0.41           24%
    Diluted                         0.14           0.10          40%             0.45            0.37           22%
  Book Value Per Common Share       6.97           5.53          26%             6.97            5.53           26%

Weighted average shares
used in computing:
    Basic                      6,389,926      5,551,856          15%        5,950,339       5,242,516           14%
    Diluted                    7,115,830      6,216,485          14%        6,706,726       5,844,038           15%

Balance Sheet Data
  Total Assets                                                                476,664         404,931           18%
  Securities, Available-For-Sale                                               17,430          50,249          -65%
  Securities, Held-To-Maturity                                                 13,834          26,544          -48%
  Loans Held-For-Sale                                                          22,243          33,079          -33%
  Loans                                                                       271,855         236,307           15%
  Allowance For Loan Losses                                                     5,003           3,825           31%
  Total Deposits                                                              418,540         368,958           13%
  Total Shareholders' Equity                                                   44,531          30,697           45%
  Unrealized Holding Gain (loss) on Securities, Net                              (137)            658         -121%

  Nonperforming Loans                                                           1,396           1,288            8%
  Other Real Estate Owned                                                         ---             ---           ---

Selected Financial Ratios
  Net Interest Margin                                                           5.64%           6.23%
  Return on Average Assets                                                      0.75%           0.65%
  Return on Average Equity                                                      8.26%           8.22%
  Allowance for Loan Losses to Nonperforming Loans                               358%            297%
  Allowance for Loan Losses to Total Loans                                      1.84%           1.62%
  Leverage Ratio                                                                9.38%           7.48%

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                                 SIGNATURES

   Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 26, 2000                   HERITAGE COMMERCE CORP
                                 By:    /s/ Lawrence D. McGovern
                                            Lawrence D. McGovern
                            Chief Financial Officer / Executive Vice President


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